Exhibit (h)(5)(a)

FORM OF AMENDED AND RESTATED

SECURITIES LENDING AUTHORIZATION AGREEMENT

AMENDED AND RESTATED AGREEMENT, dated as of April                            , 2023 between the IndexIQ Active ETF Trust (the “Client”), with respect to each of the funds identified on Attachment 1 hereto, as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”) and The Bank of New York Mellon (“Bank”).

PRELIMINARY STATEMENT

Having determined that securities loan transactions are suitable and that each Lender has the financial resources for such transactions, Client desires to authorize Bank, on an exclusive basis, to establish, manage and administer a Securities Lending Program, subject to the terms and conditions of this Agreement, with respect to the lendable securities of Lenders held by Bank (the “Program”).

Accordingly, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound, Bank and Client, on behalf of each Lender, agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1.            “Act of Insolvency” shall mean (i) the filing by a Borrower of a petition in bankruptcy or a petition seeking reorganization, liquidation or similar relief, or the filing of any such petition against a Borrower which is not dismissed or stayed within 60 calendar days, (ii) the adjudication of a Borrower as bankrupt or insolvent, (iii) the seeking or consenting to the appointment of a trustee, receiver or liquidator by a Borrower or (iv) the making of a general assignment for the benefit of creditors by a Borrower or a Borrower’s admission in writing of its inability to pay its debts as they become due.

2.            “Account” shall mean, with respect to each Lender, the custodial account(s) established and maintained by Bank on behalf of each such Lender for the safekeeping of Securities and monies received by Bank from time to time.

3.            “Approved Investment” shall mean those types of securities, instruments or interests in property in which Cash Collateral may be invested or reinvested on behalf of Lenders, as set forth on Schedule I hereto (which may be amended from time to time by execution of a revised Schedule I).

4.            “Authorized Person” shall mean any person duly authorized by Client to give Oral and/or Written Instructions on behalf of Lenders, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

5.            “Bank Affiliate” shall mean any affiliate of Bank, as such term is defined in Regulation W issued by the Board of Governors of the Federal Reserve System.

6.            “Book-Entry System” shall mean the Treasury/Reserve Automated Debt Entry System maintained at the Federal Reserve Bank of New York.

7.            “Borrower” shall mean those entities selected by Bank from time to time to participate as borrowers under the Program. Schedule II attached hereto lists the Borrowers in the Program as of the date hereof. Bank shall provide Client with a list of the Borrowers in the Program from time to time but in no event less than five days prior to making any loan of any Lender’s securities to any borrower not previously disclosed. Client may, with Written Instructions to Bank, prohibit one or more Borrowers from borrowing Securities from one or more of the Lenders.

8.           “Business Day” shall mean any day on which all of the following are open for business: (a) Bank; (b) the Depositories, as applicable for particular Loans; and (c) the principal exchanges or markets for the relevant Securities and/or Collateral.

9.            “Cash Collateral” shall mean U.S. dollars and such other currencies as may be agreed in writing between Bank and Client, on behalf of Lenders, from time to time.

10.          “Certificate of Authorized Persons” shall mean the written certificate designating Authorized Persons which Client shall deliver to Bank from time to time.

11.          “Collateral” shall mean Cash Collateral, securities issued or guaranteed by the United States Government or its agencies or instrumentalities and such other forms as may be agreed upon by Bank and Lender from time to time in writing.

12.          “Collateral Account” shall mean, with respect to each Lender, one or more accounts established and maintained by Bank for such Lender for the purpose of holding Collateral, Approved Investments, Proceeds, Negative Rebates, and Securities Loan Fees paid by Borrowers in connection with Loans of such Lender hereunder.

13.          “Collateral Requirement” shall mean on any Business Day (i) with respect to the loan of U.S. Securities, an amount equal to 102% of the then-current Market Value of the Loaned Securities, (ii) with respect to the loan of Foreign Securities, an amount equal to 105% of the then-current Market Value of the Loaned Securities, except in the case of loans of Foreign Securities which are denominated and payable in U.S. Dollars, in which event the “Collateral Requirement” shall be an amount equal to 102% of the then-current Market Value of the Loaned Securities and (iii) such other percentage(s) as may be otherwise mutually agreed from time to time in writing.

14.          “Depository” shall mean The Federal Reserve Bank of New York/Treasury book-entry system, Depository Trust Company, Euroclear, CREST and any other domestic or foreign securities depository or clearing agency used for the settlement and/or custody of U.S. Securities and/or Foreign Securities, as the case may be, and their respective nominees.

15.          “Distributions” shall mean (i) amounts equivalent to all interest, dividends and other cash payments payable in respect of Loaned Securities and (ii) all non-cash distributions payable by Borrowers in respect of Loaned Securities.

16.          “Foreign Security” shall mean any Security which is cleared and principally settled outside the United States.

17.          “Loan” shall mean a loan of Securities on behalf of a Lender hereunder.

18.          “Loaned Security” shall mean any Security of a Lender which is subject to a Loan.

19.          “Market Value” shall mean (a) with respect to Cash Collateral, its amount as of the time of receipt thereof by Bank, unadjusted for any subsequent increases or decreases in value as a result of any investment thereof by Bank pursuant to this Agreement, and (b) with respect to Securities, Loaned Securities, and/or Non-Cash Collateral, the price of such Securities, Loaned Securities, and/or Non-Cash Collateral as quoted by a recognized pricing information service at the time Bank makes the determination of Market Value, or, if no such recognized pricing information service is reliable, the value of such Securities, Loaned Securities, and/or Non-Cash Collateral as determined by the Bank in its sole discretion (subject to Bank’s standard of care under this Agreement).

20.          “Non-Cash Collateral” shall mean Collateral other than Cash Collateral.

21.          “Negative Rebate” shall mean the amount payable by Borrower to Lender in connection with Loans at any time collateralized by Cash Collateral.

22.          “Oral Instructions” shall mean verbal instructions actually received by Bank.

23.          “Proceeds” shall mean any interest, dividends and other payments and distributions received by Bank in respect of Collateral and Approved Investments.

24.          “Rebate” shall mean the amount payable by Lender to a Borrower in connection with Loans at any time collateralized by Cash Collateral.

25.          “Securities Borrowing Agreement” shall mean the agreement pursuant to which Bank lends securities to a Borrower as agent for its customers (including Lenders) from time to time.

26.          “Securities Loan Fee” shall mean the amount payable by a Borrower to Bank pursuant to the Securities Borrowing Agreement in connection with Loans collateralized by Collateral other than Cash Collateral.

27.          “Security” means any U.S. Security and/or Foreign Security and shall include without limitation U.S. Treasury securities maintained in the Book-Entry System, any other securities issued or fully guaranteed by the United States Government or any agency, instrumentality or establishment of the United States Government, securities of federally-sponsored agencies, securities of other central governments (and agencies and instrumentalities thereof), common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein.

28.          “Subcustodian” shall mean a bank or financial institution (other than a Depository) which is utilized by Bank in connection with the receipt, delivery and custody of non-U.S. assets.

29.          “U.S. Security” shall mean securities which are cleared and principally settled in the United States.

30.          “Written Instructions” shall mean written communications actually received by Bank by S.W.I.F.T., letter, facsimile or other method or system specified by Bank as available for use in connection with the services hereunder.

ARTICLE II

APPOINTMENT OF BANK; SCOPE OF AGENCY AUTHORITY

1.            Appointment; Separate Agreements. (a) Client hereby appoints Bank as its agent for each Lender to lend Securities in the Account of such Lender to Borrowers from time to time (except Securities which Client has advised Bank in Written Instructions are no longer subject to the representations, warranties and covenants set forth in Article III, sub-paragraph (d) in accordance with the provisions hereof, and Bank hereby accepts appointment as such agent and agrees to so act. Bank shall have authority to do or cause to be done all acts by and on behalf of each Lender as it shall determine to be desirable, necessary or appropriate to implement and administer the Loan of securities on behalf of Lenders as contemplated by this Agreement.

This Agreement shall be deemed to create a separate agreement between Bank and each Lender to the same extent as though each such Lender had separately executed an identical agreement. Any reference to Lender in this Agreement shall be deemed to refer solely and exclusively to a particular Lender to which a given lending transaction under this Agreement relates. The rights and obligations of each Lender pursuant hereto or in connection with any transaction hereunder, are independent of, and separate and distinct from, the rights and obligations of each and every other Lender pursuant hereto or in connection with any transaction hereunder. Under no circumstances shall the rights, obligations or remedies with respect to a particular Lender constitute a right, obligation or remedy applicable to any other Lender. In particular, and without limiting the generality of the foregoing, the parties hereto agree that: (a) any event of default regarding one Lender shall not create any right or obligation with respect to any other Lender; (b) neither Bank nor any Borrower shall have any right to set off any claims of or against a Lender by applying property or rights of any other Lender, or series thereof, and (c) no Lender, or series thereof, shall have claims to, or the right to set off against, assets or property held by a Borrower on account of any other Lender or series thereof.

Until such time as a Loan is terminated and the Loaned Securities are returned to a Lender, a Borrower shall have all incidents of ownership of the Loaned Securities, including but not limited to the right to transfer the Loaned Securities to others; provided however, that the Borrower will be obligated to such Lender with respect to all Distributions. Each Lender hereby waives any and all voting rights with respect to Loaned Securities and the right to participate in any dividend reinvestment program during the term of any Loan.

(b)          Certain jurisdictions have enacted special statutory resolution regimes (“SSRs”) aimed at enhancing the orderly resolution of matters impacting large financial institutions and may provide resolution authorities with various powers, including the ability to stay or override contractual rights, including termination rights based on the insolvency or resolution of the financial institution and the ability to bail-in certain liabilities, including (but not limited to) writing down the value of certain liabilities and/or converting such liabilities into equity. Accordingly, each Lender agrees that Bank may, in order to comply with any SSRs:

(i)	amend and/or agree in the relevant Securities Borrowing Agreement, this Agreement, any master repurchase agreement in relation to cash collateral invested into repos (if applicable) and any other agreement entered into by Bank on Lender’s behalf pursuant to this Agreement (the “Applicable Agreements”) to contractually acknowledge and agree to stays, overrides of default rights, early termination rights and potential bail-in of liabilities under the applicable SRR;

(ii)	adhere to any protocols published by the International Swaps and Derivatives Association, Inc. on Lender’s behalf, including the ISDA Resolution Stay Jurisdictional Modular Protocol and any Jurisdictional Modules thereto,[1] with respect to the Applicable Agreements; and/or

(iii)	take any other action on Lender’s behalf that Bank, in its sole discretion, deems to be necessary to comply with the regulations promulgated with respect to any SRR.

1 Available at https://www2.isda.org/functional-areas/protocol-management/protocol/24.

2.            Securities Borrowing Agreement. Client hereby authorizes Bank on behalf of the Lenders to lend Securities in the Account to Borrowers pursuant to Bank’s standard form(s) of Securities Borrowing Agreement as in effect from time to time, including those agreements as further described in Exhibit A, copies of which shall be made available to Client upon request.

3.            Loan Opportunities. Bank shall treat each Lender equitably with other lenders of like circumstances in making lending opportunities available to it hereunder, taking into account the demand for specific Securities, availability of Securities, types of collateral, eligibility of borrowers, limitations on investments of cash collateral and such other factors as Bank deems appropriate. Bank shall nevertheless have the right to decline to make any Loans pursuant to any Securities Borrowing Agreement and to discontinue lending under any Securities Borrowing Agreement in its sole discretion and without notice to Client.

4.            Use of Book-Entry System, Depositories and Subcustodians. Client hereby authorizes Bank on a continuous and on going basis to deposit, either directly or through a Subcustodian, in the Book Entry System and the applicable Depositories all Securities eligible for deposit therein and to utilize the Book Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral, Approved Investments and monies in connection with this Agreement. Where Securities, Collateral and Approved Investments eligible for deposit in the Book Entry System or a Depository are transferred to Lender hereunder, Bank shall identify as belonging to such Lender a quantity of Securities in a fungible bulk of Securities shown as credited to Bank’s or the applicable Subcustodian’s account on the books of the Book Entry System or the applicable Depository. Securities, Collateral and Approved Investments deposited in the Book Entry System or a Depository, either directly or through a Subcustodian, will (to the extent consistent with applicable law and practice) be represented in accounts which include only assets held by Bank or the applicable Subcustodian for customers, including but not limited to accounts in which Bank or such Subcustodian acts in a fiduciary or agency capacity.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Client hereby represents, warrants and covenants to Bank, which representations, warranties and covenants shall be deemed to be continuing and to be reaffirmed on any day that a Loan is outstanding, that:

(a)            This Agreement is, and each Loan will be, legally and validly entered into, does not, and will not, violate any statute, regulation, rule, order or judgment binding on Lender, or any provision of any Lender’s plan or governing documents, or any agreement binding on any Lender or affecting its property, and is enforceable against each Lender in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally;

(b)            The person executing this Agreement and all Authorized Persons acting on behalf of Client has and have been duly and properly authorized to do so and the Client has been duly and properly authorized to act on behalf of or with respect to the Lenders;

(c)            Each Lender is lending Securities as principal for its own account and will not transfer, assign or encumber its interest in, or rights with respect to, any Loans;

(d)            All Securities in the Account are free and clear of all liens, claims, security interests and encumbrances and no such Security has been sold. Client shall promptly deliver to Bank Written Instructions identifying any and all Securities which are no longer subject to the representations, warranties and covenants contained in this sub-paragraph (d);

(e)            on the commencement date for any Loan, Lender represents and warrants that: (i) Lender is familiar with the provisions of Rule 144 under the Securities Act of 1933 (the “Securities Act”); (ii) Lender is not, and within the preceding three months has not been, an “affiliate” of the issuer of any Securities as that term is used in Rule 144; and (iii) any Securities transferred to Bank by Lender are not “restricted securities” within the meaning of Rule 144 or otherwise subject to any legal, regulatory or contractual restrictions on transfer; and (iv) Lender is not an “insider” of issuer. For purposes of this agreement “insider” shall mean directors, officers and principal stockholders as set forth in Section 16(a)(1) under the Securities Exchange Act of 1934, as amended;

(f)            Client agrees to identify for Bank those persons who exercise investment discretion or render investment advice with respect to securities of Lender which are available for the Program who (or whose affiliates) are Borrowers under the Program and Bank shall refrain from lending the securities of Lender to any Borrower so identified; and

(g)            If at any time Lender becomes aware of, or believes that, there are Securities in the Program which Bank should not lend on such Lender’s behalf, Lender agrees to promptly notify Bank and identify such Securities.

ARTICLE IV

SECURITIES LENDING TRANSACTIONS

1.	General Bank Responsibilities.

(a)            Bank shall enter Loans pursuant to the Securities Borrowing Agreement and is hereby authorized to negotiate with each Borrower the amount of Rebates, Negative Rebates, or Securities Loan Fees payable in connection with particular Loans, and to take all actions deemed necessary or appropriate in order to perform on Lender’s behalf thereunder, including without limitation:

(i)             initially receiving Collateral having a Market Value of not less than the Collateral Requirement;

(ii)            collecting Distributions from the Borrower and, unless otherwise agreed, crediting cash Distributions to the Account pursuant to Bank’s crediting schedule in the currency in which such Distributions are paid;

(iii)           collecting applicable Securities Loan Fees and crediting the same to the Collateral Account;

(iv)            if, as of the close of trading on any Business Day the Market Value of Collateral received by Bank from a Borrower in respect of a Loan hereunder is less than the then-current Market Value of all of the Loaned Securities, demanding additional Collateral from such Borrower for delivery on the next following Business Day in an amount such that the additional Collateral together with the Collateral then held by Bank in connection with Loans to such Borrower shall have a Market Value at the time of such demand of not less than the Collateral Requirement; and

(v)            terminating Loans whenever Bank in its sole discretion elects to do so or is directed to do so by Client.

2.	Approved Investments; Principal Losses.

(a)            Bank is hereby authorized and directed, without obtaining any further approval from Client, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investment. Bank shall credit all Collateral, Approved Investments and Proceeds received with respect to Collateral and Approved Investments to the Collateral Account and mark its books and records to identify Lender’s interest therein as appropriate, it being understood that all monies credited to the Collateral Account may for purposes of investment be commingled with cash collateral held for other lenders of securities for whom Bank acts as their respective agent. Bank reserves the right, in its sole discretion, to liquidate any Approved Investment and credit the net proceeds to the Collateral Account.

(b)            Any (i) losses of principal or other diminution of value from investing and reinvesting Cash Collateral; or (ii) market decline or other diminution of value of any Non-Cash Collateral (in any case whether realized or unrealized, collectively, “Principal Losses”) shall be at Lender’s risk and for Lender’s account. To the extent any Principal Loss results in the amount of Cash Collateral or other Collateral held by Bank for the Collateral Account of any Lender being less than the value of Cash Collateral or other Collateral as and when delivered by a Borrower (as determined by Bank at any time and from time to time and after giving effect to the mark to market provisions of the Securities Borrowing Agreement), Client agrees to pay or cause such Lender to pay to Bank on demand cash in an amount equal to such deficiency; provided, however, that if such amounts are not so paid, Bank is hereby authorized to obtain and setoff such amounts directly from and against the Account or the Collateral Account of such Lender.

(c)            Except as otherwise provided herein, all Collateral, Approved Investments and Proceeds credited to the Collateral Account shall be controlled by, and subject only to the instructions of, Bank, and Bank shall not be required to comply with any instructions of Client or Lender with respect to the same.

3.	Termination of Loans.

(a)	Bank shall terminate any Loan no later than five Business Days after:

(i)	receipt by Bank of a notice of termination from a Borrower;

(ii)	receipt by Bank of Written Instructions to do so;

(iii)	receipt by Bank of Written Instructions advising it that the Borrower to whom such Loan was made is no longer a permitted Borrower of Lender’s Securities;

(iv)	receipt by Bank of Written Instructions advising that the Loaned Security is no longer subject to the representations, warranties and covenants contained in Article III;

(v)	receipt by Bank of notice or Written Instructions advising that an Event of Default (as defined in the Securities Borrowing Agreement) has occurred and is continuing beyond any applicable grace period;

(vi)	whenever Bank, in its sole discretion, elects to terminate such Loan; or

(vii)	termination of this Agreement.

Upon termination of any Loan (which shall be effected according to the standard settlement time for trades in the particular Loaned Security), including termination by the Borrower, and receipt from the Borrower of the Loaned Securities (or the equivalent thereof in the event of reorganization, recapitalization or merger of the issuer of the Loaned Securities) and any Distributions then due and subject to satisfaction of Lender’s obligations under Section 2(b) of Article IV, Bank shall return to the Borrower such amount of Collateral as is required by the Securities Borrowing Agreement and pay the Borrower any Rebates then payable.

(b)            In order for Bank to timely settle the sale of Loaned Securities, it shall be Client’s responsibility to ensure timely notification to Bank regarding any such sale.

4.            Securities Loan Fee. Bank shall receive any applicable Securities Loan Fees paid by Borrowers and credit all such amounts received to the Collateral Account.

5.	Remedy for Borrower Insolvency; Subrogation.

(a)            If Bank provides Borrower with a notice of default pursuant to the terms of the applicable Securities Borrowing Agreement, Bank shall, within a commercially reasonable time under the prevailing circumstances and following the termination of any stay or other legal or regulatory prohibition or imposition affecting liquidation of collateral or similar exercise of rights in a default, take all actions which Bank deems necessary or appropriate to liquidate Approved Investments and Non-Cash Collateral in connection with Loans to such Borrower and, unless advised by Client to the contrary, following such liquidation apply the proceeds thereof plus any cash Collateral to the purchase of Securities identical to the Loaned Securities (or the equivalent thereof in the event of a reorganization, recapitalization or merger of the issuer) not returned (“Replacement Securities”). If the proceeds from the liquidation of Approved Investments and/or Non-Cash Collateral are insufficient to purchase Replacement Securities, Bank shall, subject to Lender’s obligations under Section 2(b) of Article IV, pay such additional amounts as are necessary to purchase such Replacement Securities. Purchases of Replacement Securities shall be made only in such markets, in such manner and upon such terms as Bank shall consider appropriate in its sole discretion. Replacement Securities shall be credited to the Account upon receipt by Bank. If Bank is unsuccessful in purchasing any Replacement Securities, Bank shall, subject to satisfaction of Lender’s obligations under Section 2(b) of Article IV, credit to the Account cash in an amount equal to the Market Value of the Loaned Securities not returned.

(b)            Client agrees, without the execution of any documents or the giving of any notice, that Bank is and will remain subrogated to all of Client’s and Lender’s respective rights under the Securities Borrowing Agreement or otherwise (to the extent of any credit pursuant to Section 5(a) of Article IV), including but not limited to, rights with respect to Loaned Securities and Distributions, and Collateral, Approved Investments and Proceeds. Client agrees to execute and deliver to Bank such documents as Bank may require and to otherwise fully cooperate with Bank to give effect to its rights of subrogation hereunder.

(c)            Bank shall have no obligation to take any actions pursuant to Section 5(a) of Article IV if it believes that such action will violate any applicable statute, regulation, rule, order or judgment or the Bank’s standard of care under this Agreement. Lender understands and agrees that, notwithstanding the preceding paragraph 5(a), Bank may, in its sole discretion (but subject to its standard of care hereunder), refrain from exercising the rights and remedies that may be available to it pursuant to the Securities Borrowing Agreement. Other than Bank’s obligations set forth in Section 5(a), Bank shall have no liability to Client and/or Lender relating to any Borrower’s failure to return Loaned Securities and no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Borrowing Agreement.

(d)            Either Client or Bank may terminate the provisions of Section 5(a) of Article IV with respect to any Borrower at any time by delivery of a notice to the other party specifying a termination date not earlier than the date of receipt of such notice by the other party. No such termination shall be effective with respect to then-existing rights of either party under this Section 5 or outstanding Loans hereunder.

(e)            Bank may setoff any amounts payable by Lender under this Agreement against amounts payable by Bank under Section 5(a) of Article IV.

(f)             As further described in Exhibit A, if, after Bank’s execution of the collateral shortfall indemnity set forth in Section 5(a), Bank holds excess Collateral from a defaulting Borrower, Bank shall apply such excess Collateral to offset any other amounts owed by that Borrower to other agency lending clients and, in certain circumstances, to the Bank (as principal). Excess Collateral will not be available for Lender to use for any reason. Lender does not have any rights in excess Collateral.

6.            Taxes. (a)  Each Lender shall be solely responsible for all tax matters arising in connection with Loans and Approved Investments, including without limitation, determinations of whether or not any Loan or Approved Investment results in liability to it for income tax, capital gains tax, value added tax, withholding tax, stamp duties, transfer taxes or any other taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”). Without limiting the generality of the foregoing, each Lender acknowledges that the tax treatment of amounts equivalent to all interest, dividends or other cash Distributions paid with respect to Loaned Securities (“In Lieu of Distributions”) may differ from the tax treatment of the interest, dividends or other cash distributions to which such payment relates and that Client and/or Lender has made its own determination as to the tax treatment of any In Lieu of Distributions, remuneration or other funds received hereunder. Each Lender shall severally indemnify Bank for the amount of any Taxes that Bank or any withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of, income earned by or payments or distributions made to or for the account of Lender (including any payment of Taxes required by reason of an earlier failure to withhold). In the event that Bank or any withholding agent is required under applicable law to pay any Taxes on behalf of Lender, Bank is hereby authorized to withdraw cash from the Account or any cash account maintained by Lender with Bank in the amount required to pay such Taxes and to use such cash for the timely payment of such Taxes in the manner required by applicable law. If the aggregate amount of cash in such cash account is not sufficient to pay such Taxes, Bank shall promptly notify Client of the additional amount of cash (in the appropriate currency) required, and Client shall, or shall cause Lender to, directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Bank as specified herein. In no event shall Bank be responsible for collecting any Taxes from Borrowers.

(b)            In order to comply with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, collectively referred to as the Foreign Account Tax Compliance Act ("FATCA”), which may arise in connection with this Agreement, Client and Lender agree (i) to provide to Bank sufficient information (including any changes to the foregoing) so Bank can determine whether it has any tax withholding or other obligations under FATCA, (ii) that Bank shall be entitled to make any withholding or deduction from payments under this Agreement to the extent necessary to comply with FATCA, (iii) Bank shall not have any liability for making any such withholding or deduction, and (iv) to hold harmless Bank for any losses Lender may suffer due to the actions Bank takes to comply with FATCA. The terms of this section shall survive the termination of this Agreement.

ARTICLE V

CONCERNING BANK

1.	Standard of Care; Reimbursement.

(a)            Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by Lender, except those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of Bank. Bank shall have no obligation hereunder for costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository. Bank’s liability for the actions and omissions of any Subcustodian is limited to the failure on the part of Bank to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities and claims (including attorneys’ and accountants’ fees) incurred by Lender with respect to the actions or omissions of any Subcustodian, Bank shall take appropriate action to recover the same, and Bank’s sole responsibility and liability to Lender shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Bank). Bank shall not be liable for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

(b)            Except for any costs or expenses incurred by Bank in performing its obligations pursuant to Section 5(a) of Article IV, Client agrees to reimburse or cause Lender to reimburse Bank and to hold Bank harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel incurred by Bank in a successful defense of claims by Client, Lender or any third party, which Bank may sustain or incur or which may be asserted against Bank by reason of or as a result of any action taken or omitted by Bank in connection with operating under this Agreement, other than those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of Bank. The foregoing shall be a continuing obligation of Client and Lender, their respective successors and assigns, notwithstanding the termination of any Loans hereunder or of this Agreement. Bank may charge any amounts to which it is entitled hereunder against the Account. Actions taken or omitted in reliance upon Oral or Written Instructions, any Certificate of Authorized Persons or any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by Bank to be genuine or bearing the signature of a person or persons reasonably believed by Bank to be authorized to sign, countersign or execute the same, shall be conclusively presumed to have been taken or omitted in good faith.

2.            No Obligation to Inquire. Without limiting the generality of the foregoing, Bank shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities, Collateral or Approved Investments held in the Account or the Collateral Account, or the legality or propriety of any Loans hereunder.

3.            Reliance on Borrowers’ Statements, Representations and Warranties. Bank shall be entitled to rely upon the most recently available audited and unaudited statements of financial condition and representations and warranties made by Borrowers, and Bank shall not be liable for any loss or damage suffered as a result of any such reliance.

4.	Advances; Overdrafts and Indebtedness; Security Interest.

(a)            Bank may, in its sole discretion, advance funds to any Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled or to take any action prescribed under Section 5(a) of Article IV or for any other purpose pursuant to this Agreement. Bank may also credit the Account or the Collateral Account with Negative Rebates and Securities Loan Fees payable by Borrowers prior to its receipt thereof. Any such credit or advance hereunder (each an “Advance”) shall be conditional upon receipt by Bank of final payment or settlement and may be reversed to the extent final payment is not received.

(b)            Client agrees to repay or cause Lender to repay Bank on demand the amount of any Advance or any other amount owed by Lender hereunder plus (except as may be prohibited by law) accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the overnight rate applicable to the currency of the advance or other amount owed as determined by Bank. In the event that any such Advance or other amounts owed by Lender are not so paid, Bank is hereby authorized to obtain such amounts directly from the Account or the Collateral Account. In order to secure repayment of any Advance or other indebtedness to Bank arising hereunder, Client and Lender hereby agree that Bank shall have a continuing lien and security interest in and right of setoff against, all assets now or hereafter held in or credited to the Account and the Collateral Account (held on Lender’s behalf) and any other property at any time held by Bank or any Bank Affiliate for the benefit of Lender; provided that Bank shall have no lien or security interest hereunder in any Security issued or guaranteed by a Bank Affiliate or if such lien or security interest is prohibited by law. In this regard, Bank shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the applicable laws and/or regulations as then in effect. Bank and Client agree and acknowledge that the provisions of this Section 4 including any Advance made by Bank hereunder and any grant by Lender of any security for the repayment of any such Advance shall constitute a “securities contract,” as such term is defined in Section 741 of Title 11 of the United States Code, as amended.

5.            Advice of Counsel. Bank may, with respect to questions of law, apply for and obtain the advice and opinion of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

6.            No Collection Obligations. Bank shall be under no obligation or duty to take action to effect collection of, or be liable for, any amounts payable in respect of Securities or Approved Investments if such Securities or Approved Investments are in default, or if payment is refused after due demand and presentation.

7.            Pricing Sources. In order to perform its valuation responsibilities with respect to Loaned Securities, Collateral and Approved Investments, Bank is authorized to utilize any pricing information source used by Bank in the ordinary course of business, and Lender agrees to hold Bank harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such pricing information source.

8.            Agent’s Fee. In consideration for the securities lending services to be provided by Bank hereunder, Bank shall be entitled to compensation in accordance with the fee schedule set forth in Schedule III attached hereto, as may be amended from time to time upon written agreement of the parties.

Bank and/or Bank Affiliates may provide services with respect to Approved Investments and may receive compensation with respect to these services. Lender consents to the retention by Bank and Bank Affiliates of such compensation.

9.	Instructions.

(a)            Subject to the terms below, Bank shall be entitled to rely upon any Written or Oral Instructions actually received by Bank and reasonably believed by Bank to be duly authorized and delivered. Client agrees that an Authorized Person shall forward to Bank Written Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Bank. Client agrees that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Bank shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Bank.

(b)            If Bank receives Written Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Client understands and agrees that Bank cannot determine the identity of the actual sender of such Written Instructions and that Bank shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Lender shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to Bank and that all Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

(c)            Client and each Lender acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Bank and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by Client. Client agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d)            If Client elects to transmit Written Instructions through an on-line communication system offered by Bank, Client’s use thereof shall be subject to the Terms and Conditions which are contained in the agreement for custodial services between Lender and Bank pursuant to which the Account is established hereunder, or in the absence thereof, Bank’s standard Terms and Conditions for use of such system. If Client elects (with Bank’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, Lender agrees that Bank shall not be responsible or liable for the reliability or availability of any such service.

10.          Disclosure of Account Information; Centralized Functions. (a)      It is understood and agreed that Bank is authorized to supply any information regarding Client, Lender, the Account and the Collateral Account which is required by any statute, regulation, rule or order now or hereafter in effect. In addition, in connection with the administration of the Program and in order to facilitate the approval of Loans, Bank is specifically authorized to disclose to each Borrower the identity of Lender as well as such other information specific to Lender (including, without limitation, business address, U.S. Tax Identification Number and lendable Securities) as is reasonably necessary in accordance with industry practice for the conduct of the Program by Bank.

(b)          The Bank of New York Mellon Corporation, corporate parent of Bank, is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Client consents to the disclosure of, and authorizes Bank to disclose, information regarding Client and/or Lender and its accounts (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) Bank may store the names and business addresses of Client’s and/or Lender’s employees on the systems or in the records of the BNY Mellon Group or its service providers. In addition, the BNY Mellon Group may aggregate Customer- Related Data with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with the Client and/or Lender. The Client is authorized to consent to the foregoing. In addition, Bank may disclose Customer-Related Data as required by law or at the request of any governmental or regulatory authority; provided that Bank provides Client, to the extent permitted by such governmental or regulatory authority, with prompt notice of such disclosure.

11.            Statements. Bank will at least monthly furnish Client with statements relating to Loans hereunder.

12.            Force Majeure. Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

13.            No Implied Duties. Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Bank in connection with this Agreement.

14.            Not Acting as Municipal Advisor. With respect to the entering into this Agreement, any rights and obligations of Bank under this Agreement (including, without limitation, the investment of Cash Collateral by Bank) and any information and material related to the foregoing that is provided to Lender by or on behalf of Bank, Lender understands and acknowledges that:

(a)            Each of Bank, its officers, employees or agents (i) are not acting as “municipal advisors” to Lender within the meaning of Section 15B of the Securities Exchange Act of 1934, as amended (“Section 15B”), (ii) do not owe a fiduciary duty to Lender pursuant to Section 15B, and (iii) are acting for their own interests; and

(b)            This Agreement (including any amendments and related agreements) and any such information or material neither constitute a recommendation by Bank to Lender to undertake or refrain from undertaking a particular action or course of action nor constitute a recommendation that is particularized to the Lender’s specific needs, objectives or circumstances, and Lender has discussed this Agreement and any such information and material with internal or external advisors that Lender deems appropriate before entering into this Agreement and acting on such information or material.

ARTICLE VI

TERMINATION

This Agreement may be terminated at any time at the option of any party hereto upon thirty (30) days prior written notice to the other party. After such notice is given or received by Bank and subject to satisfaction of Lender’s obligations under Section 2(b) of Article IV, Bank shall not make any further Loans and shall promptly take all commercially reasonable actions to terminate Loans then outstanding in accordance with the provisions hereof. The obligations and the rights of Client, Lender and Bank under this Agreement with respect to any outstanding loans shall survive and continue despite any termination of this Agreement until fully performed or satisfied.

ARTICLE VII

MISCELLANEOUS

1.            Exclusivity. Client agrees that it shall not enter into any other agreement with any third party whereby such third party is permitted to make loans on behalf of Lender of Securities held by Bank from time to time.

2.           Certificate of Authorized Persons. Client agrees to furnish to Bank a new Certificate of Authorized Persons in the event that any present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new Certificate of Authorized Persons is received, Bank shall be fully protected in acting upon Oral Instructions, Written Instructions and/or signatures of the present Authorized Persons.

3.               Notices.

(a)            Any notice or other instrument in writing, authorized or required by this Agreement to be given to Bank, shall be sufficiently given if addressed to Bank and received by it at its offices at 240 Greenwich Street, 4th Floor, New York, NY 10286, Attention: Securities Lending Division, with a copy to Client Service Center, 500 Grant Street, 4th Floor, Pittsburgh, PA 15258, or at such other place as Bank may from time to time designate in writing.

(b)            Any notice or other instrument in writing, authorized or required by this Agreement to be given to Lender, shall be sufficiently given if addressed to Client and received by it at its office at 51 Madison Avenue, New York, NY 10010, or at such other place as Client may from time to time designate in writing.

4.            Cumulative Rights and No Waiver. Each and every right granted to Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Bank to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

5.            Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

6.            Amendments. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties hereto.

7.	Successors and Assigns.

(a)            This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other party. Any entity controlled by The Bank of New York Mellon Corporation, which shall by merger, consolidation, purchase or otherwise succeed to substantially all of the securities lending business of Bank shall, upon such succession and without any appointment or other action by Client, be and become successor to Bank’s right, title and interest hereunder upon notification to Client.

(b)            Bank may utilize the services of one or more Bank Affiliates as sub-agent to perform all or any portion of the services to be provided by Bank; provided, however, that Bank shall be responsible for the acts and omissions of such sub-agent to the same extent as though such acts or omissions were the acts or omissions of Bank.

8.            Governing Law; Consent to Jurisdiction; Waiver of Immunity; Jury Trial Waiver. Except to the extent superseded by federal law, this Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of law principals. Client consents to the exclusive jurisdiction of a state or federal court situated in the Borough of Manhattan, The City of New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Client or Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, it irrevocably agrees not to claim, and it hereby waives, such immunity. Client and Bank each hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

9.            No Third Party Beneficiaries. In performing hereunder, Bank is acting solely on behalf of Client and Lender and no contractual or service relationship shall be deemed to be established hereby between Bank and any other person.

10.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

11.            Notice to Client. Client hereby acknowledges that Bank is subject to federal laws, including the customer identification program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Bank must obtain, verify and record information that allows Bank to identify Client and Lender. Accordingly, prior to opening an Account hereunder, Bank will ask Lender to provide certain information including, but not limited to, Client’s and Lender’s name, physical address, tax identification number and other information that will help Bank to identify and verify Lender’s identity such as organizational documents, certificate of good standing, license to do business or other pertinent identifying information. Client and Lender agree that Bank cannot open an account hereunder unless and until Bank verifies Client’s and Lender’s identity in accordance with its CIP.

12.            SIPA NOTICE; Certain Losses. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO BANK AS AGENT FOR LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER’S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.

Client acknowledges that certain events including, but not limited to, Client's and/or Lender’s termination of any Loan or Loans or termination of participation in the Program, certain changes to the composition of Lender’s lendable Securities, extraordinary changes in market conditions or applicable interest rates or the bankruptcy, insolvency or deteriorating credit condition of any issuer of a security may result in a loss to Lender.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of the day and year first above written.

INDEXIQ ACTIVE ETF TRUST	THE BANK OF NEW YORK MELLON

By:		By:
	(Signature)		(Signature)

Name:	Name:
Title:	Title:

By:
(Signature)

Name:
Title:

SCHEDULE I

to

AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT

dated April     , 2023

by and between

THE BANK OF NEW YORK MELLON and INDEXIQ ACTIVE ETF TRUST, on behalf of various Lenders identified therein

APPROVED INVESTMENTS (U.S. Dollar Cash Collateral)

In accordance with the Agreement between the Lender and Bank, Cash Collateral received by the Bank on behalf of the Lender shall be held and maintained in a separately managed Cash Collateral Account established and maintained by the Bank for the Lender (the “Cash Collateral Account”), the assets of which shall be invested and reinvested in one or more of the Approved Investments below.

While the Cash Collateral Account will be operated on a cost basis, there is no guarantee that there will not be differences from time to time between the cost and the underlying fair market value of the assets held in the Cash Collateral Account. The cost or book value of the investment assets held in the Cash Collateral Account and their fair market value may differ from time to time. This difference may result in a loss, which is the responsibility of the Lender.

All Approved Investment, credit quality, concentration and liquidity guidelines set forth herein shall be applicable only at time of purchase.

Approved Investments may have fixed or floating interest rate provisions. Floating rate notes will reset no less frequently than quarterly. Investment in any fixed or floating rate instrument presents unique risks, which Lender should evaluate independently. BNY Mellon does not guarantee and is not responsible for the availability or continued existence of a floating rate reference associated with any particular instrument.

Bank and/or Bank Affiliates may provide services with respect to Approved Investments and may receive compensation with respect to these services. Lender consents to the retention by Bank and Bank Affiliates of such compensation.

APPROVED INVESTMENTS

DREYFUS GOVERNMENT CASH MANAGEMENT FUND

THE BANK OF NEW YORK MELLON	INDEXIQ ACTIVE ETF TRUST

By:	By:
Title:	Title:

By:
Title:

SCHEDULE II

to

AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT

dated April      , 2023

by and between

THE BANK OF NEW YORK MELLON and INDEXIQ ACTIVE ETF TRUST, on behalf of various Lenders identified therein

US DOMESTIC

1.	The Bank of New York Mellon **
2.	Barclays Capital Inc. *
3.	BMO Capital Markets Corp.
4.	BNP Paribas Securities Corp.*
5.	BNY Mellon Capital Markets LLC **
6.	BofA Securities, Inc. *
7.	Cantor Fitzgerald & Co. *
8.	Capstone Global Master (Cayman) Limited
9.	CF Secured, LLC
10.	Charles Schwab & Co., Inc.
11.	CIBC World Markets Corporation
12.	Citadel Clearing LLC
13.	Citadel Securities LLC
14.	Citigroup Global Markets Inc. *
15.	Clear Street LLC
16.	Commerz Markets LLC
17.	Cowen and Company, LLC
18.	Credit Agricole Securities (USA) Inc.
19.
20.	Daiwa Capital Markets America Inc.*
21.	D.E. Shaw U.S. Broad Market Core Alpha Extensions Custom Fund II, L.L.C.
22.	D.E. Shaw U.S. Broad Market Core Alpha Extension Custom Portfolios, L.L.C.
23.	D.E. Shaw U.S. Broad Market Core Alpha Extensions Portfolios L.L.C.
24.	D.E. Shaw U.S. Broad Market Core Alpha Plus Special Fund, L.P.
25.	D.E. Shaw U.S. Large Cap Core Alpha Extension Portfolios L.L.C.
26.	Deutsche Bank Securities Inc.*
27.	ED&F Man Capital Markets Inc.
28.	Goldman, Sachs & Co. LLC *
29.	Guggenheim Securities LLC
30.	HBK Master Fund L.P.
31.	HRT Financial L.P.
32.	HSBC Securities (USA) Inc. *
33.	Industrial and Commercial Bank of China Financial Services LLC

34.	ING Financial Markets LLC
35.	J.P. Morgan Securities LLC. *
36.	Janney Montgomery Scott LLC
37.	Jefferies LLC *
38.	Loop Capital Markets LLC
39.	Mirae Asset Securities USA Inc.
40.	Mizuho Securities USA LLC*
41.	Morgan Stanley & Co. LLC *
42.	MUFG Securities Americas Inc.
43.	National Bank of Canada Financial, Inc.
44.	National Financial Services LLC
45.	Natixis Securities Americas LLC
46.	NatWest Markets Securities Inc.*
47.	Nomura Securities International, Inc.*
48.	Palafox Trading LLC
49.	Pershing LLC **
50.	Raymond James & Associates, Inc.
51.	RBC Capital Markets, LLC *
52.	Santander US Capital Markets LLC
53.	Scotia Capital (USA) Inc.
54.	SG Americas Securities, LLC
55.	SMBC Nikko Securities America, Inc
56.	South Street Securities LLC
57.	State of Wisconsin Investment Board acting for and on behalf of Core Retirement Investment Trust ***
58.	State of Wisconsin Investment Board acting for and on behalf of Variable Retirement Investment Trust ***
59.	State Street Bank and Trust Company
60.	Stifel, Nicolaus & Company, Inc.
61.	StoneX Financial Inc
62.	TD Prime Services LLC
63.	TD Securities (USA) LLC *
64.	Truist Securities, Inc
65.	UBS Securities LLC. *
66.	US Bancorp Investments Inc.
67.	Virtu Americas LLC
68.	Wedbush Securities Inc.
69.	Wells Fargo Bank, NA
70.	Wells Fargo Clearing Services, LLC
71.	Wells Fargo Securities, LLC *

INTERNATIONAL
1.	ABN AMRO Bank NV
2.	ABN Amro Clearing N.V.
3.	Air Canada Pension Master Trust Fund
4.	Banco Santander SA
5.	Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México
6.	Bank of Montreal
7.	Bank of Montreal Europe PLC
8.	The Bank of Nova Scotia

9.	Barclays Bank PLC
10.	Barclays Capital Securities Ltd.
11.	Basler Kantonalbank
12.	Bayerische Landesbank, Anstalt des öffentlichen Rechts
13.	BMO Capital Markets Limited
14.	BMO Nesbitt Burns Inc.
15.	BNP Paribas
16.	BNP Paribas Arbitrage
17.	BNP Paribas Prime Brokerage International Ltd.
18.	BofA Securities Europe SA
19.	Canaccord Genuity Corp.
20.	Canadian Imperial Bank of Commerce
21.	Capula Global Relative Value Master Fund Limited
22.	Capula Tail Risk Master Fund Limited
23.	Casgrain & Company Limited
24.	CIBC World Markets Inc.
25.	CICC Financial Trading Limited
26.	Citigroup Global Markets Europe AG
27.	Citigroup Global Markets Ltd.
28.	CN Canadian Master Trust Fund
29.	Commonwealth Bank of Australia
30.	Commerzbank AG
31.	Credit Agricole CIB
32.
33.
34.
35.	Desjardins Securities Inc.
36.	Deutsche Bank, AG
37.	Fidelity Clearing Canada ULC
38.	Goldman Sachs International
39.	Healthcare of Ontario Pension Plan Trust Fund
40.	Hong Kong & Shanghai Banking Corporation
41.	HSBC Bank PLC
42.	HSBC Continental Europe
43.	HSBC Securities (Canada) Inc.
44.	Industrial Alliance Insurance and Financial Services Inc.
45.	ING Bank NV
46.	Japan Securities Finance Co., Ltd
47.	Jefferies International Ltd.
48.	J.P. Morgan AG
49.	J.P. Morgan Securities PLC
50.	Laurentian Bank Securities
51.	Leonteq Securities AG
52.	Lloyds Bank Plc
53.	Lloyds Bank Corporate Markets Plc
54.	Macquarie Bank Ltd.
55.	Merrill Lynch Canada Inc.
56.	Merrill Lynch International

57.	Mizuho Bank, Ltd.
58.	Morgan Stanley & Co. International, PLC
59.	Morgan Stanley MUFG Securities Co., Ltd
60.	MUFG Securities (Canada), Ltd.
61.	MUFG Securities (Europe) N.V.
62.	MUFG Securities EMEA plc
63.	National Australia Bank Ltd
64.	National Bank Financial Inc.
65.	National Bank of Canada
66.	Natixis
67.	Natixis Japan Securities Co. Ltd
68.	NatWest Markets PLC
69.	NBC Global Finance Ltd.
70.	Nomura International PLC
71.	Nomura Singapore Limited
72.	Ontario Teachers' Pension Plan Board
73.	Public Sector Pension Investment Board ***
74.	RBC Dominion Securities Inc.
75.	RBC Europe Limited
76.	Royal Bank of Canada
77.	Santander UK Plc
78.	Scotia Capital Inc.
79.	Skandinaviska Enskilda Banken AB
80.	SMBC Nikko Capital Markets Ltd
81.	SMBC Nikko Securities Americas Inc.
82.	Societe Generale
83.	The Standard Bank of South Africa Limited
84.	Standard Chartered Bank
85.	Sumitomo Mitsui Banking Corporation
86.	TD Securities Inc.
87.	Toronto Dominion Bank
88.	UBS AG
89.	UBS Europe Se
90.	UniCredit Bank AG
91.	Zurcher Kantonalebank

* Denotes Primary US Government Securities Dealer1

**Denotes borrower is affiliate of The Bank of New York Mellon

*** The Bank of New York Mellon provides administrative and support services to borrower

SCHEDULE III

to

AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT

dated April    , 2023

by and between

THE BANK OF NEW YORK MELLON and INDEXIQ ACTIVE ETF TRUST, on behalf of various Lenders identified therein

In consideration for the securities lending services to be provided by Bank hereunder, Bank shall be entitled to the following as compensation for Bank’s securities lending services:

(i)	Bank shall retain twenty five percent (25%) of the Net Securities Lending Revenues of up to five million dollars (USD 5,000,000.00) in Net Securities Lending Revenues per Contract Year; and

(ii)	Bank shall retain twenty percent (20%) of the Net Securities Lending Revenues in excess of five million dollars (USD 5,000,000.00) in Net Securities Lending Revenues but less than seven million dollars (USD 7,000,000.00) in Net Securities Lending Revenues per Contract Year; and

(iii)	Bank shall retain fifteen percent (15%) of the Net Securities Lending Revenues in excess of seven million dollars (USD 7,000,000.00) in Net Securities Lending Revenues per Contract Year.

Lenders shall be entitled to the remainder of such net securities lending revenues per Contract Year.

For purposes hereof, “Net Securities Lending Revenues” shall mean (i) all Securities Loan Fees derived from Bank’s acceptance of Non Cash Collateral plus (ii) all Negative Rebates plus (iii) all interest, dividends and other similar earnings from the investment and reinvestment of Cash Collateral, minus Rebates paid by Bank to the Borrowers in respect of Loans. Bank is hereby authorized to charge such compensation against and collect and/or retain such compensation from the revenues derived from the securities lending activities conducted on behalf of each Lender pursuant to this Agreement.

“Contract Year” shall mean the period commencing on the date this Agreement is executed by both parties and ending on the anniversary thereof and each consecutive one calendar year period thereafter.

Net securities lending revenues may be received in different currencies. Client and/or each Lender may request that Bank, as its agent, convert these net securities lending revenues into a base currency. Client and/or each Lender acknowledges and agrees that Bank may, in its sole and absolute discretion and subject to applicable laws, choose to execute the spot FX transactions with The Bank of New York Mellon or an Affiliate using a pricing program selected by Bank. Further details on how we carry out FX conversion is available in the “Agency Securities Lending Foreign Exchange Pricing Disclosure”, a copy of which will be made available to Client and/or each Lender.

The fees paid to Bank hereunder are solely in consideration of securities lending services rendered by Bank and are in addition to any other fees or compensation to which the Bank (or any Bank) may be entitled for services rendered for Client and/or each Lender under other agreements.

ATTACHMENT 1

to

AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT

dated April      , 2023

by and between

THE BANK OF NEW YORK MELLON and INDEXIQ ACTIVE ETF TRUST, on behalf of various Lenders identified therein

LIST OF LENDERS

The following is the list of the “Lenders” referred to in the Securities Lending Authorization Agreement dated                               , 2022, by and between THE BANK OF NEW YORK MELLON and INDEXIQ ACTIVE ETF TRUST.

Lender	Ticker	CUSIP	EIN #	BNY Acct #	Inception Date
IQ MacKay ESG Core Plus Bond ETF	ESBG	45409F785	86-2522120	943872	06.18.2021
IQ Winslow Large Cap Growth ETF	IWLG	45409F769	88-1123341	440519	06.23.2022
IQ Winslow Focused Large Cap Growth ETF	IWFG	45409F751	88-1133753	440520	06.23.2022
IQ MacKay Multi-Sector Income ETF	MMSB	45409F744	88-1644854	440879	07.26.2022
IQ MacKay ESG High Income ETF	IQHI	45409F736	88-3582575	240412	10.25.2022

EXHIBIT A

to

AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT

dated April      , 2023

by and between

HE BANK OF NEW YORK MELLON and INDEXIQ ACTIVE ETF TRUST (the “Agreement”)

ENGLISH LAW MASTER AGREEMENT NETTING SUPPLEMENT

The following provisions shall apply to, amend and supplement the Agreement (the “Supplement”).

In consideration of the mutual covenants set forth in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.	Authorization. Lender hereby authorizes Bank and agrees that Bank may enter into loans under any of the following forms of agreements related to international securities lending, including the Global Master Securities Lending Agreement (“GMSLA”) (in a currently existing industry standard form or any variation thereof, or as subsequently amended or modified by Bank in its discretion). Each GMSLA shall be considered a “Securities Borrower Agreement” under the Agreement (together, the “Global Securities Borrowing Agreements”) and that Bank shall have the authority to negotiate and agree to the terms of any such Global Securities Borrowing Agreement and any associated security agreements. Copies of the proforma Global Securities Borrowing Agreements are available upon request. Notwithstanding any term or depiction or descriptions used in the Agreement, “Borrower” for the purposes of this Supplement shall include a party acting as a securities lending borrower or repo counterparty (as applicable).

2.	Netting arrangements.

Bank shall enter into security arrangements (“Security Arrangements”) with the Borrower whereby, in respect of any Global Securities Borrowing Agreement between such Borrower and Bank as agent on behalf of all its clients (including each Lender), the Borrower grants a security interest to Bank in relation to all amounts payable under the Global Securities Borrowing Agreements following an event of default by the Borrower. Such amounts represent excess amounts payable by these clients (including each Lender) to Borrower following a termination of the applicable Global Securities Borrowing Agreement as a result of a Borrower event of default. Following a Borrower event of default, such amounts will be available to Bank to apply to any amounts due to all the clients (including each Lender) by the Borrower under their Global Securities Borrowing Agreements.

The proforma will also contain language permitting the lender into securities loans under a pledge collateral structure, but Bank will not carry out this type of securities loan without Lender’s further permission.

To the extent Bank has entered into repurchase transactions on each Lender’s behalf under a Global Master Repurchase Agreement (“GMRA”) with a Borrower that also has in place a Global Securities Borrowing Agreement, any excess amounts under the GMRA payable to the Borrower shall also be subject to the Security Arrangements described in the preceding paragraph.

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Bank may only utilize excess Collateral provided to or for Lender under the Global Securities Borrowing Agreements to the extent that any exposure of Lender for which that Collateral is being held under the Security Arrangements is first satisfied in full.

3.	It is hereby further understood and agreed by each Lender:

a.	In order to give effect to the benefits provided by the Security Arrangements to Bank’s securities lending clients (including Lender), Lender hereby waives any rights it may have to apply, set-off and/or consolidate any and all amounts and Collateral due to the Borrower following an event of default under any Global Securities Borrowing Agreement with the Borrower against any other obligations owed and/or amounts payable (arising under any agreement with the Borrower and whether actual or contingent) to Lender by the Borrower.

b.	In relation to any claims against Bank available to Lender in accordance with the terms of the Agreement (as a result of an event of default by the Borrower) including any claims relating to any loss, payments, costs and/or expenses being for the account of the Bank, such claims against Bank shall only take effect after enforcement of all assets and rights under the Security Arrangements in respect of such Borrower and of all rights and remedies available to Bank under such Security Arrangements. Nothing contained herein shall amend or vary any obligation of Bank to Lender under the Agreement.

4.	Authority. Each party represents and warrants to the other party that it has the power and authority to execute and deliver this Supplement and effect the amendments to the terms of the Agreement thereby and all necessary consents therein and perform its obligations under this Supplement and has taken all necessary action to authorize such execution, delivery and performance.

5.	This Supplement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof that would result in the application of the law of any other jurisdiction.

6.	Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Supplement, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended and supplemented by this Supplement.

7.	This Supplement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

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IN WITNESS WHEREOF, the parties have executed this Supplement as of the date set forth above.

THE BANK OF NEW YORK MELLON	INDEXIQ ACTIVE ETF TRUST

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

By:
Name:
Title:
Date:

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